Exhibit 99.1

ATLAS LITHIUM’S MODULAR LITHIUM PROCESSING PLANT READIES FOR BRAZIL

HIGHLIGHTS

●	Atlas Lithium’s team visited South Africa last week to supervise the preparation of the components of the Company’s modular lithium DMS plant for shipment to Brazil.

●	48 containers have been prepared to date, with a final total of over 100 containers expected before a charter vessel departs from Durban, South Africa to Santos, Brazil.

BOCA RATON, Florida — (August 22, 2024) – Atlas Lithium Corporation (NASDAQ: ATLX) (“Atlas Lithium” or the “Company”), a leading lithium exploration and development company, is pleased to provide an update on the progress of preparation of its modular dense media separation (DMS) lithium processing plant for shipment to Brazil.

DMS is a processing technique that employs heavy liquid medium, several times denser than water, to efficiently separate materials based on their density. This method effectively isolates spodumene (the primary lithium-bearing mineral in Atlas Lithium’s deposits) in the heavier fraction, while waste materials are separated into the lighter fraction. While DMS technology has been employed in the hard-rock lithium industry for considerable time, the Company’s approach involves a modularized and optimized version of this proven technology, which will enable Atlas Lithium to achieve production at reduced costs and with lower water consumption.

Brian Talbot, an RTEK principal and member of the Operations Committee of Atlas Lithium, commented during last week’s inspection visit to South Africa: “Atlas Lithium’s modular plant represents a significant step for Brazil’s lithium industry, and our direct involvement ensures that every detail is accounted for as we ship it to Brazil.”

For the past two weeks, technical personnel from RTEK have been on-site in South Africa, coordinating the weighing and packaging efforts for the plant’s numerous components, and ensuring that each piece is properly prepared for the transcontinental shipment. A facility specializing in freight forwarding and project logistics has packaged 48 containers, with the total container count expected to reach over 100 before a chartered vessel departs from the port of Durban, South Africa, for the port of Santos in Brazil.

The DMS modules of the plant have successfully undergone trial assembly in South Africa, as previously announced. Some of the remaining parts in near-final stages of fabrication are effluent components, recently modified to improve water efficiency, as well as conveyors. Facilities where some of these final outstanding pieces are being completed were also visited in South Africa.

Figure 1 – Brian Talbot Examines Secondary DMS Components During Visit to South Africa

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Figure 2 – Secondary Vibrating Sizing Screen Ready for Containerized Packaging

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Figure 3 – Various Components Being Prepared for Containerized Packaging

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Figure 4 – Inspection of Monopump Coupling Part

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Figure 5 –Surge Tank Components Ready for Containerized Shipping

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Figure 6 – Loading of Conveyors for Containerized Shipment

The modular design of the plant, a first for Brazil’s lithium industry, is expected to streamline transportation, installation, and commissioning processes. Its significantly reduced height, weight, and overall physical footprint make it a premier environmentally friendly design. Moreover, the plant will feature the lowest processing circuit water usage in the industry, setting a new standard for water preservation in lithium production. This combination of modular efficiency and water conservation further solidifies Atlas Lithium’s commitment to sustainable practices in the lithium industry.

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About Atlas Lithium Corporation

Atlas Lithium Corporation (NASDAQ: ATLX) is focused on advancing and developing its 100%-owned hard-rock lithium project in in the state of Minas Gerais. In addition, Atlas Lithium has 100% ownership of mineral rights for other battery and critical metals including nickel, rare earths, titanium, graphite, and copper. The Company also owns equity stakes in Apollo Resources Corp. (private company; iron) and Jupiter Gold Corp. (OTCQB: JUPGF) (gold and quartzite).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium and its subsidiaries and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, deposits, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to the lithium market and conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; ability to receive the necessary permits from the Brazilian regulators; business conditions in Brazil; general economic conditions, geopolitical events, and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; manipulative attempts by short sellers to drive down our stock price; and dependence on key management.

Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024. Please also refer to the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations:

Gary Guyton

Vice President, Investor Relations

+1 (833) 661-7900

Gary.Guyton@atlas-lithium.com

https://www.atlas-lithium.com/

@Atlas_Lithium

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